                  INVESTMENT AND REGISTRATION RIGHTS AGREEMENT


          INVESTMENT AND REGISTRATION RIGHTS AGREEMENT, dated December 19, 1996 (this "Agreement"), among SEACOR Holdings, Inc., a Delaware corporation (the "Company"), and Smit International Overseas B.V., a corporation organized under the laws of The Netherlands (initially the "Holder"; together with other holders from time to time of Registrable Securities (as defined herein) hereunder, the "Holders").

                              W I T N E S S E T H :
                              -------------------
          WHEREAS, pursuant to the terms set forth in a certain asset purchase agreement of even date herewith (the "Purchase Agreement"), among the Company, the subsidiaries of the Company listed on Exhibit A thereto, SMIT Internationale N.V., a corporation organized under the laws of The Netherlands ("SMIT"), and the subsidiaries of SMIT listed on Exhibit B thereto, providing for the issuance and sale by the Company of (i) a number (determined as set forth in the Purchase Agreement) of shares of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Shares") and (ii) an aggregate principal amount (determined as set forth in the Purchase Agreement) of 5-3/8% Convertible Subordinated Notes due November 15, 2006 of the Company (the "Notes"; the Shares, the Notes and the shares of Common Stock issuable upon conversion of the Notes referred to collectively as the "Securities"); and

          WHEREAS, pursuant to the Purchase Agreement, the Holder shall receive such number and type of Securities set forth opposite such Holder's name, as applicable, on Annex I hereto plus such additional Securities as shall be issuable after the date hereof pursuant to the Purchase Agreement (and promptly after each such issuance Annex I shall be amended by the parties hereto to reflect such issuance);

          WHEREAS, the Securities will be issued and sold to the Holders pursuant to the Purchase Agreement without registration under the Securities Act in reliance on one or more applicable exemptions from such registration, and the Company and the Holders desire to provide for the registration of the resale by the Holders of Registrable Securities (as hereinafter defined) from time to time, upon the terms and subject to conditions set forth below; and

          WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the issuance and sale to the Holder of Securities pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          Section 1.     Certain Other Definitions.  All capitalized terms
                         -------------------------
     used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

               "Business Day" means any day on which commercial banks are
                ------------
     open for business in the City of New York, Borough of Manhattan.

               "Commission" means the United States Securities and Exchange
                ----------
     Commission and any successor United States federal agency or governmental authority having similar powers.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
     amended, and the rules and regulations of the Commission thereunder.

               "Indenture" shall mean that certain indenture, dated as of
                ---------
     November 1, 1996, between the Company and First Trust National association, as trustee.

               The terms "register," "registered" and "registration" mean a
                          --------    ----------       ------------
      registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

               "Registrable Securities" mean the Securities issued to the
                ----------------------
     Holder pursuant to the Purchase Agreement and any other securities issued by the Company after the closing of the transactions contemplated by the Purchase Agreement in respect of the Securities (and in respect of the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities,
                --------  -------
     such securities shall cease to constitute the same for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution






















     NYFS11...:\93\73293\0013\1711\AGRN216Y.30G
     therefor set forth in the final prospectus forming part of such registration statement; (ii) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule 144 or Regulation S under the Securities Act (except a transfer by a Holder to an Affiliate thereof); (iii) as expressed in an opinion of independent counsel delivered and satisfactory to the Company and the transfer agent for the Common Stock, such securities no longer constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and the transfer of such securities neither requires registration under the Securities Act nor qualification under any state securities or "blue sky" law then in effect, or the use of an applicable exemption therefrom; or (iv) such securities cease to be issued and outstanding for any reason.

               "Registration Expenses" mean all expenses incurred by the
                ---------------------
     Company in complying with Section 4 hereof, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. and any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which the Securities are listed or otherwise admitted to unlisted trading privileges), printing expenses, if any (including expenses of printing certificates for the Securities being registered in a form eligible for deposit with The Depository Trust Company and of printing registration statements and prospectuses), fees and disbursements of counsel for the Company, fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and expenses of one firm of counsel for underwriters, if any, in connection with "blue sky" qualifications of the Registrable Securities being registered and the determination of eligibility for investment under the laws of such jurisdictions designated by the underwriters, if any), accountants' fees and expenses (including the expenses of any special audits or "comfort" letters incident to or required by any such registration), transfer taxes, fees of transfer agents and registrars, and, in connection with any Underwritten Offering, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and broker-dealer concessions and allowances and marketing expenses.

               "Securities Act" means the Securities Act of 1933, as
                --------------
     amended, and the rules and regulations of the Commission thereunder.

               "Significant Subsidiary" has the meaning ascribed to such
                ----------------------
     term in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

               "Underwritten Offering" means a registration under the
                ---------------------
     Securities Act pursuant to Section 4(b) hereof and pursuant to which securities of the Company are sold to an underwriter for reoffering and distribution to the public.

          Section 2.     Representations and Warranties of Holders.  Each
                         -----------------------------------------
     Holder severally (and not jointly) hereby represents, acknowledges, covenants and agrees as follows: (i) the Securities are being acquired for such Holder's own account for investment purposes only and not with a view to any resale in violation of the Securities Act or any state securities or "blue sky" law; (ii) to the knowledge of such Holder, the Securities have not been registered under the Securities Act or any state securities or "blue sky" law; (iii) such Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act; (iv) such Holder will not offer for sale, sell or otherwise transfer any of the Securities (or any interest therein) except upon the terms and subject to the conditions specified herein, and otherwise not in violation of the Securities Act or any state securities or "blue sky" laws, provided that such Holder, prior to effecting any transfer of Securities permitted hereunder (other than a transfer of Securities following which such Securities shall cease to constitute Registrable Securities pursuant to a sale described in clause (i) or (ii) of the proviso contained in the definition of "Registrable Securities"), will cause the intended transferee of the Securities to agree to take and hold such Securities subject to the terms and conditions of this Agreement (and, in that connection, to execute and deliver to the Company such agreements and instruments as the Company reasonably may request to evidence the same), and further acknowledges that the certificates evidencing such Securities are required to have endorsed thereon a legend to the effect set forth in Section 3(a) hereof; (v) in making such Holder's decision to invest in the Registrable Securities, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by him or it to be appropriate, has relied on investigations made by such Holder's representatives, including such Holder's own legal, accounting, investment, financial, tax and other professional advisors; (vi) such Holder has been afforded an opportunity to review all of the Company's reports filed by the Company under the Exchange Act since January 1, 1994 (the "Public Filings"); and (vii) such Holder and such Holder's purchaser representatives, as applicable, have been given the opportunity to examine all documents, including the Public Filings, and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of the Purchase Agreement and such Holder's investment in the Securities.

          Section 3.     Restrictions on Transfer.
                         ------------------------
               (a)  Legend.  (i)  Each certificate representing the Shares
                    ------
     shall have endorsed thereon a legend in substantially the following form:

          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO JANUARY 29, 1997, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN RULE 902(O) OF REGULATION S) UNLESS (I) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (II) SEACOR HOLDINGS, INC. ("SEACOR") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (I) THE BENEFICIAL OWNER OF SUCH SHARES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO SEACOR (FORMS OF WHICH ARE AVAILABLE FROM SEACOR AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (II) SEACOR RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(II) ABOVE.

          AFTER JANUARY 29, 1997, THE SHARES OF COMMON STOCK     CAN BE
          SOLD IN THE UNITED STATES ONLY IF REGISTERED OR   IF AN EXEMPTION
          FROM REGISTRATION IS AVAILABLE."

                    (ii) Each certificate representing the Notes shall have endorsed thereon a legend in substantially the following form:

          "THE NOTES AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. IN ALL CASES, SUCH NOTES AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE TRANSFERRED ONLY IN

          COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE INVESTMENT AND REGISTRATION RIGHTS AGREEMENT DATED DECEMBER 19, 1996, AMONG THE COMPANY AND THE STOCKHOLDERS PARTY THERETO, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE, UPON WRITTEN REQUEST TO SEACOR HOLDINGS, INC., 11200 WESTHEIMER, SUITE 850, HOUSTON, TEXAS 77042, ATTENTION:
                                                       ---------
          SECRETARY."

               (b) The Company and/or the registrar and transfer agent for the Securities will not be required to accept for registration of transfer any Securities acquired by the Holders except upon presentation of evidence reasonably satisfactory to the Company and the transfer agent, which may include an opinion of counsel and representations of the transferee to the effect of clauses (i) through
     (vi) of Section 2 hereof, to the effect that the transfer is being made in compliance with the Securities Act and any applicable state securities or "blue sky" law, provided, however, that no opinion of
                                   --------  -------
     counsel shall be required in respect of a transfer by a Holder to one or more of its Affiliates.

          Section 4.     Registration under Securities Act, etc.
                         ---------------------------------------
               (a)  Shelf Registration.  (i)  General.  The Company shall
                    ------------------        -------
     (A) prepare and file with the Commission as soon as practicable after the issuance to the Holders of the Securities pursuant to the Purchase Agreement, a registration statement on Form S-3 (or on another appropriate form under the Securities Act then available for use by the Company in connection with a secondary offering of the Registrable Securities pursuant to Rule 415 under the Act) relating to the resale, from time to time, of the Registrable Securities by the Holders in accordance with the plan and method of distribution set forth in the prospectus forming part of such registration statement (a "Shelf Registration Statement"); (B) furnish to each Holder a copy of the Shelf Registration Statement prior to filing the same with the Commission and shall not file such Shelf Registration Statement if any such requesting Holder shall reasonably have objected to in writing on the grounds that such Shelf Registration Statement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder or otherwise inaccurately describes information pertaining to such Holder; and (C) shall use reasonable commercial efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the same has been filed with the Commission. It is understood and agreed that the Shelf

     Registration Statement may have included therein shares of Common Stock offered for sale, from time to time, by holders of Common Stock other than the Holders and also may relate to a primary offering of Common Stock by the Company.

                    (ii) Effective Period.  The Company agrees to use its
                         ----------------
     best efforts to keep the Shelf Registration Statement continuously effective until the first to occur of (A) the third anniversary of the date on which such Shelf Registration Statement was first declared effective by the Commission and (B) the date on which all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto or may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof), assuming for this purpose that the Holders thereof are not Affiliates of the Company (in any such case, such period being called the "Effective Period"). Each Holder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during any Suspension Period (as hereinafter defined) and the Company agrees to cause each Suspension Period to end as soon as reasonably practicable. The Company agrees that no other holder of the Common Stock or securities convertible into or exchangeable or exercisable for Common Stock will be permitted to sell such securities of the Company pursuant to a shelf registration statement during a Suspension Period (other than for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or securities to be sold by employees of the Company pursuant to any employee benefit plan). For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that the Company in its reasonable, good faith judgment, for valid business purposes (including, without limitation, in connection with a proposed or pending issuance or sale of the Company's debt or equity securities by the Company or any other person or a proposed or pending merger, reorganization, consolidation, recapitalization, public offering, sale of assets or other extraordinary corporate transaction, whether or not publicly announced, involving the Company or any of its Significant Subsidiaries) has elected to require the suspension of the sale by Holders of their Registrable Securities pursuant to the Shelf Registration Statement, and shall end on the date when each Holder of Registrable Securities either receives copies of the supplemented or amended prospectus contemplated by Section 4(c)(v) plus an additional five Business Days or otherwise is advised in writing by the Company that use of the prospectus may be resumed.

               (b)  Incidental Registration; Right and/or Requirement to
                    ----------------------------------------------------
     Include the Securities in a Company Registration:  If at any time
     ------------------------------------------------
     after the date hereof and prior to the expiration of the Effective Period, the Company proposes to register under the Securities Act on any registration form available for the general registration of securities to be sold for cash, other than registration statements on Form S-4 or S-8 (or any successor form for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan), any of the Company's equity securities or securities convertible into or exchangeable for such equity securities, whether or not for its own account (other than a secondary offering that is not underwritten), the Company promptly shall furnish written notice to each Holder of its intention to effect such Securities Act registration, together with a reasonable description of such Holder's incidental rights under this Section 4(b) (the "Company Piggyback Notice"). Upon the written request of a Holder made within ten business days after the receipt by it of the Company Piggyback Notice (which request shall specify the number of Securities requested by the Holder to be included in such registration (the "Holder Inclusion Notice")), the Company shall use its best efforts to cause all such Securities specified in the Holder Inclusion Notice to be registered under the Securities Act, together with the other securities which the Company at the time proposes to register, all to the extent practicable to permit the disposition of the Securities pursuant to the Company's registration statement in accordance with the methods of distribution intended by each Holder. If the Company thereafter reasonably shall determine not to register or to delay the registration of its securities, the Company shall provide written notice of such determination to each Holder and (x) in the case of a determination not to effect a registration pursuant to this Section 4(b), thereupon shall be relieved of the obligation to register the Securities pursuant to this Section 4(b), and (y) in the case of a determination to delay a registration pursuant to this Section 4(b), thereupon shall be permitted to delay the registration of the Securities for the period coincident with the delay in respect of the securities being registered for the Company's own account (or the account of the other holder(s), if any, in respect of which the Company registration contemplated by this Section 4(b) is being effected).

               (c)  Registration Procedures.  The Company shall:
                    -----------------------
                    (i)  cause any registration statement filed pursuant to
     Section 4 hereof and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and
     (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until, in the case of the Shelf Registration, the expiration of the Effective Period and, in the case of any registration statement pursuant to Section 4(b), the Company shall otherwise determine or as the parties may otherwise agree in connection therewith; and will furnish to each Holder a copy of any amendment or supplement to such registration statement or prospectus prior to filing the same with the Commission and shall not file any such amendment or supplement to which any such requesting Holder shall reasonably have objected to in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder or otherwise inaccurately describes information pertaining to such Holder;

                    (iii) furnish to each requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such number of the documents, if any, incorporated by reference in such registration statement or prospectus, and such number of other documents, as such requesting Holder reasonably may request;

                    (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the

     United States as each requesting Holder reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things which may be necessary or advisable to enable such requesting Holder to consummate the disposition in such jurisdictions of his or its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 4(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                    (v) immediately notify each Holder, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of such requesting Holder, prepare and furnish to such requesting Holder a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with
                                           --------  -------
     respect to Registrable Securities registered pursuant to such registration statement each Holder agrees that such Holder will not sell any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement and such period shall be a Suspension Period hereunder;

                    (vi) use reasonable commercial efforts to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement;

                    (vii) cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request;

                    (viii) use its best efforts to cause the Shares and all shares of Common Stock issuable upon conversion of the Notes to be listed on any securities exchange or quoted on any quotation system on which any shares of Common Stock are listed;

                    (ix) comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                    (x) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

               (d)  Underwritten Offerings.  (i)  Incidental Underwritten
                    ----------------------        -----------------------
     Offerings.  If the Company at any time proposes to register any
     ---------
     securities under the Securities Act as contemplated by Section 4(b) hereof and such securities are to be distributed by or through one or more underwriters, the Company shall provide 20 days prior written notice to each Holder of such proposal and will use its best efforts if requested by such Holder in connection with such incidental registration of securities to arrange for such underwriters to include, on the same terms as the other securities being distributed, the Securities to be offered and sold by such Holder, together with such other securities to be distributed by or through such underwriters; provided, however, that if the managing underwriter for
                   --------  -------
     a registration pursuant to this Section 4(d) that involves an underwritten offering shall advise the Company that, in its opinion, the inclusion of the amount and kind of Registrable Securities to be sold for the account of Qualified Holders (as hereinafter defined) would adversely affect the price for securities that the Company will derive from the offering or otherwise materially and adversely affect the success of the offering for the Company, then the number and kind of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation to the minimum extent necessary to eliminate such adverse effect and, provided further, that if the number of
                         -------- -------
     Registrable Securities to be included in any registration is reduced (but not to zero), the number of such securities to be included in such registration for selling holders shall be allocated pro rata among all requesting Qualified Holders on the basis of the relative number of shares of such Common Stock (assuming, for the purpose of making such computation, the conversion, exchange or exercise of any securities convertible into or exchangeable or exercisable for Common Stock) each such Holder has requested to be included in such registration. For the purposes hereof, the term "Qualified Holders" shall mean the Holders and any other Person who now owns or may hereafter own any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock. If, as a result of the proration provisions of this Section 4(d), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration; provided,
                                                                --------
      however, that such withdrawal election shall be irrevocable and,
      -------
     after making a withdrawal election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made. Each Holder, including Registrable Securities in the registration, shall be a party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each Holder and the Company will cooperate with each Holder such that the conditions precedent to the obligations of each Holder under such underwriting agreement shall include conditions that are customary in underwriting agreements and otherwise reasonably satisfactory to such Holder.

                    (ii)  Holdback Agreements; Press Releases.
                          -----------------------------------
                         (A) If any registration of Registrable Securities pursuant to this Agreement shall be effected by means of an Underwritten Offering and any of the Securities requested by a Holder to be included in such Underwritten Offering have been included therein, such Holder agrees, if so required by the managing underwriter, not to effect any public sale or distribution of the Securities (other than as part of such underwritten public offering) within 30 days prior to the effective date of such registration statement or 90 days after the effective date of such registration statement. In order to ensure compliance with the provisions of this Section 4(d)(ii)(A), the Company agrees to notify each Holder as to the status and proposed effective date of any registration statement of the Company which has been filed with the Commission.

                         (B)  Before each Holder shall disseminate or
          announce publicly any information concerning a proposed offering pursuant to this Section 4 hereof that is intended for or may result in public knowledge thereof, such Holder shall so advise the Company and shall not disseminate or announce publicly such information without the Company's consent, unless such information is otherwise publicly available or the dissemination thereof is required by applicable law.

               (e)  Preparation; Reasonable Investigation.  In connection
                    -------------------------------------
     with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act as contemplated by this Agreement, the Company shall give each Holder, its underwriters, if any, and each Holder's counsel and accountants, the opportunity to review the Company's preparation of such registration statement, each prospectus included in such registration statement or filed with the Commission and each amendment or supplement thereto, and the Company will give such person or persons such reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary for each such Holder and persons to conduct a reasonable investigation within the meaning of
     Section 11 of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, each Holder shall use reasonable commercial efforts to coordinate its investigation and due diligence efforts and, to the extent practicable, will act through a single firm of counsel and a single firm of accountants and, if requested by the Company, will enter into confidentiality agreements with the Company in a form reasonably satisfactory to the Company.

               (f)  Indemnification.  (i)  Indemnification by the Company.
                    ---------------        ------------------------------
     The Company shall indemnify and hold harmless each Holder of Registrable Securities covered by any registration statement filed pursuant to this Agreement, and any underwriter or selling agent selected by one or more Holders with the consent of the Company with respect to such Registrable Securities, the directors, trustees and officers, and each other person, if any, who controls such Holder, underwriter or selling agent within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses, including reasonable fees and expenses of counsel (each a "Loss" and collectively "Losses"), joint or several, to which such Holder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in an effective registration statement in which such Registrable Securities were included for registration under the Securities Act, any preliminary prospectus if used prior to the effective date of the registration statement, final prospectus (as supplemented, if the Company shall have supplemented the same) if used during the period in which the Company is required to keep the registration statement to which such prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                               --------
      however, that the Company shall have no obligation to provide any
      -------
     indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for inclusion in such registration statement; and provided, further, that the Company shall have no obligation to
     --------  -------
     provide any indemnification hereunder if any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in a preliminary prospectus or the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission shall have been corrected in the final prospectus (in the case of an untrue or an alleged untrue statement or omission or alleged omission in any preliminary prospectus) or in any supplement to the final prospectus (in the case of an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus) and such Holder or any such other person shall have failed to deliver or cause to be delivered (or deemed delivered) to the applicable purchaser of the Registrable Securities such final prospectus, or final prospectus as so supplemented, as the case may be, prior to or concurrently with the sale of the Registrable Securities covered by a registration statement to the individual or entity asserting such Losses after the Company shall have furnished each such Holder or any such other person with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same. The indemnity provided in this Section 4(f)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such other person and shall survive the transfer of the Registrable Securities by such Holder or any such other person.

                    (ii) Indemnification by the Holders.  Each Holder and
                         ------------------------------
     each other person who controls such Holder within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(f)(i) hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from any registration statement filed by the Company pursuant to this Agreement, any preliminary prospectus or any final prospectus included in such registration statement, or any amendment or supplement to such registration statement or prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by such Holder or such other person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act specifically for inclusion in such registration statement, preliminary prospectus or final prospectus, as the case may be.

                    (iii)     Notice of Claims, etc.  Promptly after
                              ----------------------
     receipt by an indemnified party of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in Sections 4(f)(i) and 4(f)(ii) hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give
     --------  -------
     said notice shall not relieve the indemnifying party of its obligations under Sections 4(f)(i) or 4(f)(ii) hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such Action notifies an indemnifying party of the commencement there of, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof, or (C) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If either of the events specified in clauses (A),
     (B) or (C) of the preceding sentence shall have occurred or otherwise shall be applicable, then the reasonable fees and expenses of one counsel (or firm of counsel) selected by a majority in interest of the indemnified parties (measured by reference to their ownership of Registrable Securities), together with the reasonable fees and expenses of such local counsel as may be reasonably selected by such counsel (or firm of counsel), shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. Anything in this Section 4(f)(iii) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed) or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation.

                    (iv) Contribution.  If the indemnification provided for
                         ------------
     in this Section 4 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such Losses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the indemnified party, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and each Holder agree that it would not be just and equitable if contributions pursuant to this Section 4(f)(iv) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                    (v)  Indemnification Payments.  Periodic payments of
                         ------------------------
     amounts required to be paid pursuant to this Section 4 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss, damage or liability that is incurred.

                    (vi) Limitation on Seller's Payments.  Notwithstanding
                         -------------------------------
     any provision of this Agreement to the contrary, the liability of each Holder of Registrable Securities under this Section 4(f) shall in no event exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by the registration statement giving rise to such liability.

               (g)  Registration Expenses.  The Company shall bear all
                    ---------------------
     Registration Expenses incurred in connection with the performance of its obligations under Section 4 of this Agreement.

          Section 5.  Additional Interest or Payments Under Certain
                      ---------------------------------------------
     Circumstances.
     -------------
               (a)  Registration Defaults.  Additional interest shall be
                    ---------------------
     paid to the Holders of the Notes, and payments shall be made to the Holders of Shares, as set forth in Sections 5(c) and 5(d), respectively, if any of the following events occurs (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

               (i) if by the earlier to occur of (x) March 31, 1997 and
          (y) the fifth business day next following the date on which the Company files with the Commission its Annual Report on Form 10-K for its fiscal year ended December 31, 1996, the Shelf Registration Statement has not been filed with the Commission;

               (ii) if by the earlier to occur of (x) May 31, 1997 and (y) the 65th day next following the date on which the Company files with the Commission its Annual Report on Form 10-K for its fiscal year ended December 31, 1996, the Shelf Registration Statement has not been declared effective by the Commission; or

               (iii) if after the Shelf Registration Statement is declared effective (A) the Shelf Registration Statement thereafter ceases to be effective; or (B) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case except as permitted in paragraph (b) below) in connection with resales of Registrable Securities in accordance with and during the periods specified herein because of a Suspension Period.

               (b)  Certain Limitations.  A Registration Default referred
                    -------------------
     to in Section 5(a)(iii) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events if the Company has determined in good faith that there are no material legal or commercial impediments in so doing; provided, however, that
                                                  --------  -------
     in any case if such Registration Default occurs for a continuous period in excess of 45 days, Additional Payment shall be payable in accordance with the Section 5(a) from the day such Registration Default occurs until such Registration Default is cured.

               (c)       Additional Interest.  Additional interest shall
                         -------------------
     accrue on the Notes over and above the interest set forth in the title of the Notes ("Additional Interest") from and including the date on which any Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured (a "Default Period"), at a rate of 1.00% per annum. Any amounts of Additional Interest due pursuant to this Section 5 will be paid in cash on the regular interest payment dates with respect to the Notes and will be paid to the Persons to whom the regular interest payments are made. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days during the Default Period and the denominator of which is 360. The indebtedness represented by the Additional Interest shall be subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) as and to the same extent as the Notes.

               (d)  Additional Payments.  Payments shall be payable to the
                    -------------------
     Holders of Shares in respect of any Default Period ("Additional Payments"). Any amount of Additional Payments due pursuant to this
     Section 5 will be paid in cash on the regular interest payment dates with respect to the Note and will be paid to the Persons who are the registered holders of such Shares on such dates. The amount of Additional Payments to be made to any Holder in respect of any Default Period shall be equal to the product of (i) 1.00%, multiplied by (ii)
                                                        ---------- --
     the number of Shares held by such Holder, multiplied by (iii) $49.16,
                                               ---------- --
     multiplied by (iv) a fraction, the numerator of which is the number of
     ---------- --
     days during such Default Period and the denominator of which is 360. The obligation represented by the Additional Payments shall be subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) as and to the same extent as the Notes. For purposes of this Section 5(d), the "Shares" shall include shares of Common Stock issued upon the conversion of the Notes.

               (e)  Liquidated Damages.  Notwithstanding anything to the
                    ------------------
     contrary contained in this Agreement, it is hereby acknowledged and agreed that the Company shall have no liability for monetary damages to any Holder for any breaches, failures to comply or violations by it of Section 4 of this Agreement except as expressly provided in Section 4(f) or 4(g) hereof or this Section 5; provided, however, in the event
                                            --------  -------
     that the Company breaches, fails to comply or violates the provisions of Section 4 hereof (other than Section 4(f) or 4(g) hereof), the Holders shall be entitled to, and the Company shall not oppose the granting of, equitable relief, including injunction and specific performance.

               (f)  Withholding Taxes.  The Company may withhold directly
                    -----------------
     or indirectly from any payments hereunder to the Holders all United States federal, state, local or other taxes that shall be required pursuant to any law or governmental regulation.

               The Holder shall:

               (i) deliver to the Company (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as they case may be, and (B) an Internal Revenue Service Form W-8, or successor applicable form; and

               (ii) deliver to the Company two further copies of any such form on or before the date that such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company.

               Any person that shall become a Holder shall, upon the effectiveness of the related transfer, provide the foregoing forms to the Company.

               Subject to compliance with the foregoing, the Company shall make all payments under this Agreement free and clear of, and without deduction or withholding for or on account of, income or withholding taxes to the extent permitted by then applicable law. The Holder shall cooperate with the Company by providing any other information reasonably requested by the Company to permit payments under this Agreement to be made free and clear of withholding tax. In the event that the Company is required to withhold tax from any payment under this Agreement, the Company shall, as promptly as practicable, send to the Holder a certified copy of an original receipt received by the Company showing payment thereof.

          Section 6.  Rule 144.  The Company shall comply with the
                      --------
     requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable each Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon a Holder's compliance with the applicable provisions of Rule 144, will take such action as may be required

     (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

          Section 7.  Amendments and Waivers.  This Agreement may be
                      ----------------------
     amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, modification, action or omission to act, of each Holder. Each Holder shall be bound by any consent authorized by this
     Section 7, whether or not such Registrable Securities shall have been marked to indicate such consent.

          Section 8.  Notices.  All notices hereunder must be in writing
                      -------
     and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail; return receipt requested; or telecopy transmission with confirmation of receipt:

               (i)  If to the Company:

                    SEACOR Holdings, Inc.
                    1370 Avenue of the Americas
                    New York, New York 10019
                    Attention: Mr. Charles Fabrikant
                    Telecopy No.: (212) 582-8522

                    with a copy to: Mr. Randall Blank

                    and to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York 10153
                    Attention: David E. Zeltner, Esq.
                    Telecopy No.: (212) 310-8180

               (ii) If to the Holders:

                    c/o SMIT Internationale N.V.
                    Zalmstraat 1
                    3016 DS Rotterdam
                    The Netherlands
                    Attention: Mr. Antoon W. Kienhuis
                    Telecopy No.: (31) 10-454-92-68
                    with a copy to:  Mr. Cees W.D. Bom

                    and to:

                    Sidley & Austin
                    875 Third Avenue
                    New York, New York 10022
                    Attention:  Myles C. Pollin, Esq.
                    Telecopy No.: (212) 906-2021

               Such names, addresses and telecopy numbers may be changed by written notice to each person listed above.

          Section 9.  Secretary to Retain Copy.  A copy of this Agreement,
                      ------------------------
     including all Exhibits hereto, shall be filed with the Secretary of the Company, and the Secretary shall make it available to each Holder of Registrable Securities at all reasonable times during normal business hours.

          Section 10.  Entire Agreement.  This Agreement embodies the
                       ----------------
     entire agreement and understanding between the Company and each Holder in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

          Section 11.  Governing Law.  This Agreement shall be governed by
                       -------------
     and construed in accordance with the internal laws of the State of New York (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby). This Agreement has been executed and delivered in Rotterdam, The Netherlands.

          Section 12.  Severability.  If any provision of this Agreement or
                       ------------
     the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          Section 13.  Termination.  The rights and obligations under this
                       -----------
     Agreement shall automatically terminate upon the first to occur of
     (a) the sale of all Registrable Securities by each Holder and (b) the end of the Effective Period, as the same may be extended pursuant to Sections 4(a)(ii) hereof, except that the obligations of the parties under Sections 4(f) and of the Company under Section 4(g) shall survive any such termination.

          Section 14.  Miscellaneous.  The Company shall not after the date
                       -------------
     of this Agreement enter into any agreement with respect to its Securities which violates the rights granted to each Holder in this Agreement. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                              SEACOR HOLDINGS, INC.



                              By:/s/ John Gellert
                                 --------------------------------
                                 Name: John Gellert
                                 Title: Attorney-in-Fact


                              SMIT INTERNATIONAL OVERSEAS B.V.



                              By:/s/ Karel Kaffa
                                 --------------------------------
                                 Name: Karel Kaffa
                                 Title: Area Manager